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EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Alex Ko, certify that:

  1.
  I have reviewed this annual report on Form 10-K/A of Wilshire Bancorp, Inc.;

  2.
  Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

WILSHIRE BANCORP, INC.
Date: April 28, 2016	By:	/s/ ALEX KO Alex Ko Chief Financial Officer

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  EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER